THIS WARRANT INSTRUMENT is executed on 14 February 2003 by LONDON PACIFIC GROUP LIMITED, a company incorporated in Jersey with registered number 30810 whose registered office is at 6 Minden House, Minden Place, St Helier, Jersey (the "Company").

WHEREAS:

     The Company has, by a resolution of its board of directors passed on 20 December 2002, resolved, inter alia, to enter into this Instrument which, upon execution and delivery, shall constitute binding obligations of the Company in accordance with its terms.

NOW THIS INSTRUMENT WITNESSES as follows:

1.   Definitions and Interpretation

     1.1  Definitions


In this Instrument and the Schedule the following words and expressions shall, except to the extent that the context otherwise requires, have the following meanings:


"Conditions"        means the terms  and  conditions  in the form set out in the
                    Schedule  to be  endorsed  on or  attached  to  the  Warrant
                    Certificates;


"Exercise Notice"   means  the  exercise  notice  in  the  form  set  out in the
                    Schedule  to be  endorsed  on or  attached  to  the  Warrant
                    Certificates;



"Ordinary Shares"   means  ordinary  shares of Five United  States  cents (USc5)
                    each in the capital of the Company  and, in the event of any sub-division,  consolidation  or  reclassification  of  such ordinary  shares,  the  ordinary  shares  of such  different
                    nominal   value  or  the   reclassified   shares   resulting
                    therefrom;

"Register"          means the register of Warrantholders kept by or on behalf of the Company in accordance with clause 5;

"Registrar""        means any person or persons  appointed by the Company as its registrar in connection with the Warrants from time to time;

"Warrant            means  a certificate  substantially in  the  form set out in
Certificate"        the  Schedule to be issued by the Company to a Warrantholder as prima facie evidence of title to a Warrant or Warrants;

"Warrantholder(s)"  means in relation to any Warrant,  the person or persons who is or are for the time being entered in the Register as the holder or joint holders of that Warrant; and

"Warrants"          means the warrants  created by this  Instrument for the time being outstanding entitling the holders of each Warrant to subscribe for Ordinary Shares on the terms set out in this Instrument.

     1.2 Unless the context otherwise requires, words and expressions defined in the Companies Act 1985 shall bear the same meanings in this Instrument.

     1.3 References in this Instrument to clauses, sub-clauses and the Schedule shall be construed as references to the clauses and sub-clauses of or to the Schedule to this Instrument and any reference to a sub-clause shall be construed as a reference to the relevant sub-clause of the clause in which such reference appears.

     1.4 Headings are inserted for convenience only and shall be ignored in construing this Instrument.

     1.5 References to any statutory provision shall be deemed to include any statutory provision or re-enactment thereof.

     1.6 Words denoting the singular number shall include the plural number, words denoting the masculine gender shall include the feminine and words denoting persons shall include corporations and partnerships and, in each case, vice versa.

2.   The Warrants

     2.1  The maximum number of Warrants to be issued hereunder is 1,933,172.

     2.2 The Company shall perform and observe the Conditions and shall give effect to the subscription rights set out therein and the Warrants shall be held subject to and with the benefit of the Conditions and such subscription rights all of which shall be deemed to be incorporated in this Instrument and shall be binding on the Company and the Warrantholders and all persons claiming through or under them.

3.   Warrant Certificates

     3.1 The Warrant Certificates shall be in the form or substantially in the form set out in the Schedule and shall have endorsed thereon or attached thereto the Conditions and an Exercise Notice.

     3.2 The Warrant Certificates shall be issued in accordance with the provisions of the Articles of Association for the time being of the Company relating to the issue of certificates for securities of the Company.

     3.3 Every Warrantholder shall be entitled to receive one Warrant Certificate for the Warrants held by him but so that joint holders shall be entitled to one Warrant Certificate only in respect of the Warrants held jointly by them which Warrant Certificate shall be delivered to that one of the joint holders whose name stands first in the Register in respect of the joint holding. Where a Warrantholder has transferred or exercised a part only of his holding of Warrants he shall be entitled to a Warrant Certificate for the balance of such holding without charge.

     3.4 If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it shall, at the discretion of the Company, be replaced at the office of the Registrar on payment of such expenses as may reasonably be incurred in connection therewith and on such terms as to evidence, indemnity and/or security as the Company may require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

4.   Fees, Duties and Taxes

     The Company will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of this Instrument, (ii) the constitution and issue of the Warrants, (iii) the issue of any Ordinary Shares on exercise of the Warrants and (iv) any action properly taken by or on behalf of any Warrantholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, this Instrument.

5.   The Register

     5.1 The Company shall at all times cause a register to be maintained in the Island of Jersey showing the number of Warrants for the time being in issue, the date of issue of the Warrant Certificates together with the names and addresses of the Warrantholders and of all transfers or changes of ownership of the Warrants.

     5.2 The provisions of the Articles of Association of the Company from time to time relating to the registration, transfer and transmission of certificated shares shall, mutatis mutandis, apply to the Warrants, provided always that the Company shall in no circumstances whatsoever be under any obligation to register any transfer of any Warrant(s) unless it is satisfied that (i) after such registration there will be no more than ten registered holders of the Warrants outstanding and
          (ii) any beneficial holder of the Warrants after such registration is not a resident of the Island of Jersey for Jersey income tax purposes (other than a financial institution acting in the normal course of business).

6.   Warranties


     The  Company hereby warrants to each of the Warrantholders that:

     (a) as at the date of this Instrument, its authorised share capital consists of 86,400,000 Ordinary Shares, of which 64,439,073 Ordinary Shares have been issued;

     (b) it has sufficient authorised but unissued Ordinary Shares to satisfy in full all rights for the time being outstanding of conversion into, subscription for, and other acquisition of Ordinary Shares, including all the Ordinary Shares which would fall to be issued on exercise of the Warrants;

     (c) it has full power and authority to enter into this Instrument and all necessary consents and approvals have been obtained in connection with the execution of this Instrument and the performance of its obligations hereunder;

     (d) this Instrument has been duly executed by the Company and constitutes valid, binding and enforceable obligations of the Company;

     (e) the Ordinary Shares falling to be issued on exercise of the Warrants can be issued without any requirements for any consent or authority from any other person and are not subject to any pre-emption rights in favour of any other party.

7.   General

     7.1 No variation to the terms of this Instrument shall be effective unless agreed in writing between the Company and each of the Warrantholders.

     7.2 Any notice or communication to be given by the Company to the Warrantholders may be delivered or sent by ordinary post to each Warrantholder's last known address or to its registered office and where a notice or communication is sent by post it shall be deemed to have been received on the second business day after having been put into the post properly addressed and stamped.

     7.3 Any notice to be given by the Warrantholder to the Company shall be delivered or sent to the Company at its registered office and shall be effective upon receipt.

8.   Governing Law


     This Instrument and the Schedule hereto shall be governed by and construed in accordance with English law.


IN WITNESS whereof this Instrument has been duly executed by the Company as a deed on the date set out above.

                                  THE SCHEDULE

                           FORM OF WARRANT CERTIFICATE


No. of               Transfer No.         Date of                      Number of
Certificate                               Registration                 Warrants

[          ]         [           ]        [                 ]          [  ]


                               WARRANT CERTIFICATE

            Warrants to subscribe for ordinary shares of Usc5 each in

                          LONDON PACIFIC GROUP LIMITED
             (Incorporated in Jersey under Registered Number 30810)


Name of Warrantholder(s):

Address of Warrantholder(s):

Number of Warrants:


LONDON PACIFIC GROUP LIMITED (the "Company") hereby certifies that the above-named Warrantholder(s) is/are the registered holder(s) of the number of warrants to subscribe for ordinary shares in the capital of the Company (the "Warrants") shown above which were created pursuant to an Instrument dated _ 2003 (the "Instrument"). The Warrants are issued subject to and with the benefit of the provisions of the Instrument and the terms and conditions endorsed on or attached to this Certificate (the "Conditions") which are binding on the Company, the Warrantholder(s) and all persons claiming through or under them. So long as any of the Warrants remains outstanding, a copy of the Instrument together with a copy of the Memorandum and Articles of Association of the Company will be available for inspection by Warrantholders at the registered office of the Company.

No transfer of a Warrant comprised in this Certificate in accordance with the Conditions will be registered until the Certificate is surrendered to the Company or such person or persons appointed by the Company as its registrar in connection with the Warrants from time to time.

EXECUTED as a DEED by                                )
LONDON PACIFIC GROUP LIMITED                )
acting by:                                           )


 Director                 .........................................

 Director/Secretary         .........................................

                                 EXERCISE NOTICE


TO:      London Pacific Group Limited

I/We, the registered holder(s) of the Warrants represented by the within-written Certificate, hereby give notice of my/our desire to exercise my/our rights to subscribe for fully paid ordinary shares of USc5 each in the Company ("Ordinary
Shares")  in  respect of all  ...............  (Note  (i)) of such  Warrants  in accordance with the Conditions printed hereon.

I/We  enclose a payment of  (pound)..................  (Note  (ii)) in favour of
London Pacific Group Limited.

I/We agree to accept the fully paid Ordinary Shares of the Company to be allotted pursuant thereto subject to the Memorandum and Articles of Association of the Company.

I/We desire (Note (iii)) of such Ordinary Shares to be registered in my/our name(s) and hereby authorise the entry of my/our name(s) in the Register of Members in respect thereof.

I/We hereby authorise and direct you to allot (Note (iii)) of the fully paid Ordinary Shares to be issued pursuant hereto to the person(s) who is/are named in and who has/have signed the acceptance(s) in the Form(s) of Nomination (Note
(iv)) which I/we have obtained and which is/are attached hereto.

I/We hereby authorise the despatch of (a) the Certificates in respect of the Ordinary Shares to be allotted to me/us and (b) if applicable a Warrant Certificate in my/our name(s)
to..............................................................................
.................................................................................

Signature of Warrantholder(s)
.........................................................
.........................................................
.........................................................
.........................................................

(In the case of a joint holding all Warrantholders must sign. In the case of a corporation this form must either be under the Common Seal or under the hand of a duly authorised officer or attorney of the corporation.)

Dated this [                  ] day of [                            ]

Notes:

(i) Delete or complete as appropriate. If this space is left blank the Notice will be deemed to relate to all the Warrants represented by this Certificate.

(ii) Enter the amount of your payment. At the date of issue of the Warrants one Warrant entitled the holder to subscribe for 1 Ordinary Share in London Pacific Group Limited at a price of eleven point four three pence ((pound)0.1143) per share subject to adjustment in accordance with the Conditions. Warrantholders will be notified of any such adjustment.

(iii) Please complete as appropriate. If this space is left blank all such Ordinary Shares will be registered in your name(s).

(iv) If it is desired to nominate some other person(s) as the allottee(s) of all or any of the Ordinary Shares, application should be made to the registrar of the Company for the appropriate Form(s) of Nomination which must be completed and lodged with this Certificate.

                                 THE CONDITIONS

1.   Interpretation

     1.1  Definitions


In these Conditions except to the extent that the context otherwise requires:


"Auditors"          means the auditors for the time being of the Company;

"Board" means the board of directors of the Company from time to time;

"Business Day"      means any day (except Saturday and Sunday) on which banks in
                    London and New York are open for non-automated business;

"Current Market     means, in  respect of  an  Ordinary  Share  at a  particular
price"              date, the average of the middle market quotations  published in the Stock  Exchange  Daily Official List for one Ordinary
                    Share (being an Ordinary Share carrying full entitlement to dividend) for the five consecutive dealing days ending on the dealing day immediately preceding such date PROVIDED
                    THAT if during some part of the said five dealing day period the Ordinary Shares shall have been quoted ex-dividend and during some other part of that period the Ordinary Shares shall have been quoted cum-dividend then:

                    (a) if the Ordinary Shares to be issued do not rank for the dividend in question, the quotations on the dates on which the Ordinary Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom); and

                    (b) if the Ordinary Shares to be issued do rank for the dividend in question, the quotations on the dates on which the Ordinary Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

                    and provided further that, if the Ordinary Shares on each of the said five dealing days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Ordinary Shares to be issued do not rank for the dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Ordinary Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United Kingdom);

"Exercise Date"     means   the  Business  Day   on  which  a  Warrant  is  duly
                    exercised in accordance with Condition 3 provided that, if a cheque is tendered in payment in full of the subscription price, such cheque is cleared on first presentation and, if such cheque is not so cleared, the date on which such payment in full is actually received by the Company;

"Exercise Notice"   means the form of exercise notice endorsed on or attached to each Warrant Certificate;

"Exercise           Period" means the period commencing on the date of execution of this Instrument and expiring on the seventh anniversary of the date of the Instrument;

"Listing"           means that the  Ordinary  Shares  have been  admitted to the
                    Official List and to trading on the London Stock Exchange's market for listed securities;

"London Stock       means London Stock Exchange plc;
Exchange"

"Ordinary Shares"   means  ordinary  shares of Five United  States  cents (USc5)
                    each in the capital of the Company  and, in the event of any sub-division,  consolidation  or  reclassification  of  such ordinary  shares,  the  ordinary  shares  of such  different
                    nominal   value  or  the   reclassified   shares   resulting
                    therefrom;

"Official List"     means the Official List of the UKLA;

"Record Date"       means,  in relation to any dividend or capital  distribution in respect of the Ordinary Shares or the issue of any securities, rights, options, warrants or other entitlement in respect thereof, the date as of which the holders of Ordinary Shares must be entered on the register in order to participate therein;

"Register"          means the register of Warrantholders kept by or on behalf of the Company in accordance with Clause 5 of the Instrument;

"Registrars"        means any person or persons  appointed by the Company as its registrars in connection with the Warrants from time to time;

"Subscription       means the sum payable upon the exercise  of each  Warrant,
Price"              being eleven point four three pence ((pound)0.1143)

                    (subject to adjustment in accordance with Condition 6); and

"UKLA" means the Financial Services Authority in its capacity as competent authority for the purposes of Financial Services and Markets Act 2000.

     1.2 Unless the context otherwise requires, words and expressions defined in the Companies Act 1985 shall bear the same meanings in these Conditions.

     1.3 Headings are inserted for convenience only and shall be ignored in construing these Conditions.

     1.4 References to any statutory provision shall be deemed to include any statutory provision or re-enactment thereof.

     1.5 Words denoting the singular number shall include the plural number, words denoting the masculine gender shall include the feminine and words denoting persons shall include corporations and partnerships and, in each case, vice versa.

     1.6 Any determination or adjustment made pursuant to these Conditions by the Auditors shall be made by them as experts and not as arbiters and any such determination or adjustment shall be final and binding on the Company and each of the Warrantholders.

2.   Subscription rights


Subject as provided in these Conditions, each Warrant shall entitle the Warrantholder to subscribe for 1 Ordinary Share at the Subscription Price on any Business Day during the Exercise Period.

3.   Exercise of Warrants


In order to exercise any Warrant, the Warrantholder must lodge the Warrant Certificate representing that Warrant at the registered office of the Company (or at such other address as the Company may from time to time notify to Warrantholders) having duly completed the Exercise Notice thereon, accompanied by a remittance for the aggregate Subscription Price for the relevant number of Ordinary Shares in respect of which the Warrants are exercised payable to London Pacific Group Limited. Once lodged, an Exercise Notice shall be irrevocable save with the consent of the Board. The Warrantholder may also be required to produce such other evidence (if any) as may be reasonable to prove title to the Warrant concerned.

4.   Ordinary Shares issued pursuant to exercise of Warrants

     4.1 Ordinary Shares issued pursuant to the exercise of a Warrant will be allotted not later than 14 days after, and with effect from, the relevant Exercise Date. Certificates in respect of such Ordinary Shares will be despatched, free of charge and at the risk of the person entitled thereto, not later than 14 days thereafter to the person in whose name the Warrant is registered as at the Exercise Date or to such other persons as may be named in the form of nomination available for the purpose from the Registrars. In the event of the exercise of some only of the Warrants comprised in a Warrant Certificate, the Company shall at the same time issue, free of charge and at the risk of the person entitled thereto, a fresh Warrant Certificate in the name of the Warrantholder for any balance of the Warrants which remain exercisable.

     4.2 Ordinary Shares allotted pursuant to the exercise of a Warrant will rank in full for all dividends and other distributions declared, made or paid after the relevant Exercise Date and pari passu in all other respects with the Ordinary Shares in issue at that date.

     4.3 No Warrantholder shall be entitled to an allotment of a fraction of an Ordinary Share.

5.   Lapse of Warrants

     5.1  Each Warrant shall lapse on the earliest of the following dates:

     5.1.1 the seventh anniversary of the date of the Instrument;

     5.1.2 the date on which the Warrantholder notifies the Company of its desire to cancel the Warrant held by such Warrantholder;

     5.1.3 the expiry of the period referred to in Condition 8;

     5.1.4 subject to Condition 8, the winding up of the Company.

6.   Adjustment of subscription rights

     6.1 In the event of any consolidation or sub-division of the share capital of the Company or any allotment of Ordinary Shares pursuant to a capitalisation of profits or reserves (including, without prejudice to the generality of the foregoing, share premium account) taking place after the date of this Instrument, the number of Ordinary Shares which may be subscribed on exercise of a Warrant shall be adjusted in due proportion.

     6.2 Subject as hereinafter provided, the number of Ordinary Shares which may be subscribed on exercise of a Warrant and/or the Subscription Price shall also be varied in such manner as the Board and the Warrantholders may agree or (failing such agreement) as the Auditors shall at the request of either party confirm in writing to be in their opinion fair and reasonable upon the happening of any of the following events:

          (a) the offer or grant of warrants, options or other rights to subscribe for Ordinary Shares (other than warrants, options or other rights granted pursuant to any employees' share scheme or options granted to any executive director of the Company) at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of announcement of the offer or grant;

          (b) the issue of securities which by their terms are convertible into, or exchangeable for, or carry rights of subscription for, Ordinary Shares (excluding warrants, options or other rights granted pursuant to any employees' share scheme or options granted to any executive director of the Company) where the consideration per Ordinary Share receivable therefrom by the Company upon conversion, exchange or subscription is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of announcement of the issue, or the modification of the rights of conversion, exchange or subscription relating to such securities so that following such modification the consideration per Ordinary Share receivable by the Company upon conversion, exchange or subscription is less than 95 per cent. of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of announcement of the proposals for such modification; and

          (c) the issue wholly for cash of Ordinary Shares (other than Ordinary Shares issued on exercise of any rights to acquire Ordinary Shares or upon the exercise of the Warrants or any other securities which by their terms are convertible into, or exchangeable for, or carry rights of subscription for, Ordinary Shares, or Ordinary Shares issued pursuant to any employees' share scheme or options granted to any executive director of the Company) at a price per Ordinary Share which is less than 95 per cent of the Current Market Price per Ordinary Share on the dealing day immediately preceding the date of announcement of the issue;

     PROVIDED THAT no such adjustment shall be made in respect of any offer, grant or issue referred to in sub-paragraphs (a), (b) or (c) above unless the Company fails to make or to procure that there is made a like offer, grant or issue to Warrantholders in accordance with Condition 6.5.

     6.3 The Company will forthwith notify the Warrantholders in writing of any adjustments in the number of Ordinary Shares which may be subscribed on exercise of a Warrant and/or the Subscription Price pursuant to this Condition 6.

     6.4 If the Company intends to make any distribution to all or the majority of the holders of the Ordinary Shares on the Register on a Record Date on which any Warrant remains outstanding, the Company shall notify the Warrantholders not less than 28 days in advance of the relevant Record Date.

     6.5 In the case of an offer, grant, issue or invitation, which does not fall within Condition 6.1, to all or the majority of the holders of the Ordinary Shares on the Register on a Record Date on which any Warrant remains outstanding, the Company shall make, or use its reasonable endeavours to procure that there is made, a like offer, grant, issue or invitation at the same time to each Warrantholder as if his subscription rights had been exercised in full with effect immediately before such Record Date. If the Company is unable to make or procure that there is made a like offer, grant, issue or invitation to the Warrantholders, the Company shall give the Warrantholders the opportunity to exercise the Warrants in order to participate therein.

7.   Transfer/Assignment

     7.1 Each Warrant will be registered and will be transferable in whole but not in part by instrument of transfer in any usual or common form or in such other form as the Board may accept and may be under hand only.

     7.2 Subject to the foregoing, the provisions of the Company's Articles of Association for the time being relating to the registration, transfer and transmission of shares and the issue of certificates shall, mutatis mutandis, apply to each Warrant, provided always that the Company shall in no circumstances whatsoever be under any obligation to register any transfer of any Warrant(s) unless it is satisfied that
          (i) after such registration there will be no more than ten registered holders of the Warrants outstanding and (ii) any beneficial holder of the Warrants after such registration is not a resident of the Island of Jersey for Jersey income tax purposes (other than a financial institution acting in the normal course of business).

8.   Liquidation

8.1 If, whilst any of the Warrants remains outstanding, a special resolution is passed or an act of court made for the winding up of the Company it shall forthwith give notice in writing thereof to all Warrantholders and thereupon each Warrantholder shall in respect of all or any of his Warrants (the "Relevant Warrants") be entitled within six weeks after the service of such notice to elect by notice in writing to the Company to be treated as if he had exercised the Relevant Warrants on the day immediately preceding the date of such event (such notice to be effective to be given by completing and signing the Exercise Notice on the Warrant Certificate and delivering such Warrant Certificate (together with a form of nomination if required) to the office of the Registrar within such period) and in that event, each Warrantholder making such an election shall be entitled to participate in the assets available in the winding up pari passu with the Ordinary Shareholders as if he were the holder of the Ordinary Shares (including any fraction of an Ordinary Share) to which he would have become entitled had the Relevant Warrants been exercised as aforesaid less the Subscription Price which would have been payable on exercise of the Relevant Warrants. Subject to this Condition 8, the Warrants shall lapse in the event of the winding up of the Company.

9.   Change of Control

     9.1 If, whilst any of the Warrants remains outstanding, any offer is made to all (or as nearly as may be practicable all) the holders of the Ordinary Shares (or to all (or as nearly as may be practicable all) such holders other than the offeror and/or any company controlled by the offeror and/or persons associated, connected or acting in concert with the offeror) to acquire all or any of the Ordinary Shares (the "ordinary offer") and the Company becomes aware that the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or any company controlled by the offeror and/or persons associated, connected or acting in concert with the offeror (a "Relevant Event") the Company shall give notice of that fact to all Warrantholders within 14 days of its becoming so aware and each Warrantholder may, within the period of 30 days after the date of such notice exercise his subscription rights in respect of all or any number of his Warrants as he may specify. Any Warrants which remain outstanding following the expiry of such 30 day period shall lapse.

     9.2 The giving of notice summoning a meeting to consider, a scheme of arrangement under the Companies (Jersey) Law 1991 providing for the acquisition by any person of all or any of the Ordinary Shares shall be deemed to be the making of an offer.

10.  Undertakings

     10.1 The Company will at all times keep available sufficient authorised and unissued Ordinary Shares to satisfy in full all rights for the time being outstanding of conversion into, subscription for, and other acquisition of, Ordinary Shares.

     10.2 The Company shall not capitalise any profits or reserves other than by way of a capitalisation issue made only to the Ordinary Shareholders in the form of fully paid Ordinary Shares and (if so extended) in like proportions to the holders of any other class of equity share capital of the Company in the form of fully paid Ordinary Shares or shares of such other class of equity share capital, or by reason only of a holder of Ordinary Shares wholly or partially foregoing his entitlement to a cash dividend and in lieu thereof the Company making an issue to him of fully paid Ordinary Shares by way of capitalisation of an amount standing to the credit of the profit and loss account or any reserve equal to the amount of the cash dividend foregone.

     10.3 The Company shall not create or permit to be in issue any equity share capital which as regards voting, dividends, other distributions or return of capital has more favourable rights than those attached to the Ordinary Share capital or any loan capital which by its terms is convertible into, or exchangeable for, or carries rights of subscription for any such equity share capital and (without prejudice to the right of the Company to consolidate or sub-divide shares or convert shares into stock) it shall not, without the prior written consent of the Warrantholders, in any way alter the rights attached to all or any part of its equity share capital in issue from time to time or attach any special rights, privileges or restrictions thereto or convert any issued share or loan capital into equity share capital except in accordance with the terms of issue thereof.

     10.4 The Company shall not do any act or thing if, in consequence, the aggregate nominal amount of Ordinary Shares which would fall to be issued on exercise of each Warrant would exceed the Subscription Price.

     10.5 The Company shall send to all Warrantholders:

          (a) a copy of every consolidated balance sheet and profit and loss account of the Company and of every report and other documents required by law to be annexed thereto together with a copy of the Auditor's report; and

          (b) a copy of every notice, circular or other document sent by the Company to the holders of Ordinary Shares in each case at the time of issue thereof to the shareholders of the Company.

     10.6 Save where the Company's entire issued share capital is the subject of an unconditional offer, the Company will (taking into account the fiduciary duties of the directors of the Company) use its best endeavours:

          (a) for so long as any Warrant remains outstanding, to maintain a Listing for the Ordinary Shares; and

          (b) to ensure that all the Ordinary Shares allotted on exercise of the Warrants will, upon allotment, be admitted for Listing.


          Provided that (i) in the event that the Listing is not to be maintained (except in such circumstances as referred to elsewhere in Clause 10.6) consent is sought from the Warrantholders, such consent not to be unreasonably withheld or delayed and (ii) in such an event the Company and the Warrantholders shall use reasonable endeavours to agree that the Company shall enter into a new form of warrant instrument conferring on the Warrantholders comparable rights and obligations as set out herein, amended to reflect the private status of the Company.

     10.7 The Company will notify the Warrantholders forthwith upon the announcement of an ordinary offer (as defined in Condition 9.1) or upon the giving of notice summoning a meeting to consider any scheme of arrangement (as referred to in Condition 9.2).





EXECUTED as a DEED by                                )
LONDON PACIFIC GROUP LIMITED                         )
acting by:                                           )



            Director                   .........................................

            Director/Secretary         .........................................

EDINBURGH
OUR REF        MAKP/SMK/BAN.13.559/CAR

DATE               14 February 2003

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                               WARRANT INSTRUMENT
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                          LONDON PACIFIC GROUP LIMITED
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